Exhibit 2.1

Delaware The First State Page 110362887 8100 Authentication: 205004260 SR# 20254234373 Date: 10-10-25 You may verify this certificate online at corp.delaware.gov/authver.shtmlI, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “GROUNDFLOOR LOANS 3 LLC”, FILED IN THIS OFFICE ON THE TENTH DAY OF OCTOBER, A.D. 2025, AT 11:28 O`CLOCK A.M.

STATE OF DELAWARE CERTIFICATE OF FORMATION OF LIMITED LIABILITY COMPANY The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows: 1. The name of the limited liability company is Groundfloor Loans 3 u c2. The Registered Office of the limited liability company in the State of Delaware is located at 1209 Orange Street (street), in the City of Wilmington , Zip Code19801 . The name of the Registered Agent at such address upon whom process against this limited liability company may be served isThe Corporation Trust Companyz— ~ Signed by: Met V ...... PF3BFFC33EDM16...--------------- Authorized Person By: Name: Nick Bhargava Print or TypeState of Delaware Secretary of State Division of Corporations Delivered 11:28 AM 10/10/2025 FILED 11:28 AM 10/10/2025 SR 20254234373 - File Number 10362887